Exhibit 23(b)


                                                          ANDERSEN

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1. to the Form S-3 of our report dated February 25, 2000 on Central and South West Corporation, included in and incorporated by reference in American Electric Power Company Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this Form S-3.


/s/ Arthur Andersen LLP
Dallas, Texas,
     May 16, 2002